Exhibit (c)(3)

Presentation to the Special Committee

November 29, 2010

Disclaimer

This presentation has been prepared by Greenhill & Co., LLC (“Greenhill”) for the use of the Special Committee of the Board of Directors of Wesco Financial Corporation (the “Company”), is for information only and may not be used for any purpose or disclosed to any other person without Greenhill’s prior written consent. These materials are not intended to be and do not constitute a recommendation to any person or entity as to whether to acquire or dispose of or take any other action in respect of any securities of the Company or any other person. In preparing these analyses, Greenhill has relied on publicly available information and other information provided to it by the Company and its representatives and has assumed, without independent verification, the accuracy and completeness of all such information. Greenhill does not assume any responsibility or liability therefor. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of the information presented herein or its suitability for any particular purpose. Greenhill has not conducted any evaluation or appraisal of any assets or liabilities of the Company or any other person referred to in this presentation. Greenhill does not have any obligation to update the information in this presentation.

2

Potential Structural Alternatives to Include in Counterproposal

Comparison to Berkshire Offer

	Berkshire Offer	Potential Counterproposal
Wesco Price	▪ Based on book value determined reasonably contemporaneously with closing	▪ **Price at Signing:** $[ ] price per Wesco share agreed to at signing ▪ **Portfolio True-Up:** increase or decrease to the Price at Signing to reflect the change in value of Wesco's equity portfolio between signing and closing; closing value of the portfolio could be determined by a 10-day VWAP over the same period as the Berkshire B VWAP ▪ **Price at Closing:** Price at Signing adjusted for the Portfolio True-Up ▪ **Price at Closing Min / Max:** a minimum price of $[ ] and a maximum price of $[ ] **(structural alternative)**
Form of Consideration	▪ Cash or stock election ▪ No proration	▪ Cash or stock election ▪ No proration
Berkshire B Exchange Ratio	▪ The exchange ratio is calculated by dividing the cash price per share by the volume weighted average price ("VWAP") of Berkshire's Class B common stock over a period ending shortly before the special meeting	▪ **Exchange Ratio:** the number of shares of Berkshire B issued is equal to (a) the Price at Closing divided by (b) the Berkshire B VWAP ▪ **Berkshire B VWAP:** 10-day VWAP ending 3 days prior to closing. VWAP is the share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg[1]
Berkshire B Collar	▪ No collar	▪ **Berkshire B Collar:** a minimum and maximum number of Berkshire B shares issued for each share of Wesco **(structural alternative)**

Note: (1) Language from BNSF proxy

Greenhill

3

Wesco Price at Closing

The Price at Closing is equal to the Price at Signing adjusted for the Portfolio True-Up The Portfolio True-Up equals the change in value of Wesco’s equity portfolio between signing and closing The closing value of Wesco’s equity portfolio could be determined by a 10-day VWAP over the same period as the Berkshire B VWAP

Example Assumptions

For illustrative purposes only, Greenhill has made the following assumptions to help demonstrate the mechanics of the potential counterproposal

•	Price at Signing: $362.40 (Wesco’s closing share price as of November 19, 2010)
•	Carrying Value of Portfolio at Signing: $1,961.6 million (based on closing share prices as of November 19, 2010)(1)
•	After-Tax Unrealized Gain of Equity Portfolio at Signing: $334.8 million or $47.02 per share (based on assumed carrying value of portfolio at signing less cost basis as of September 30, 2010)

Portfolio True-Up Mechanics

Examples

Increase in the Value of Wesco Equity Portfolio

Scenario: Value of Wesco equity portfolio increases by 5%

($ in millions, except per share data)

Price at Signing $362.40

Portfolio True-Up

Portfolio Carrying Value at Signing $1,962(1)

Change in Portfolio Value from Signing to VWAP 5.0%

VWAP Portfolio Carrying Value $2,060

Less: Portfolio Cost Basis (1,447)(2)

Pre-Tax Unrealized Gain $613

Less: Taxes at 35% (215)

After-Tax Unrealized Gain $399

Wesco Shares Outstanding 7.1

VWAP After-Tax Unrealized Gain per Share $55.97

Less: After-Tax Unrealized Gain at Signing ($47.02)

Per Share Change in Value of Portfolio $8.95

Price at Closing $371.35

% Change from Signing Price 2.5%

Decrease in the Value of Wesco Equity Portfolio

Scenario: Value of Wesco equity portfolio decreases by 5%

($ in millions, except per share data)

Price at Signing $362.40

Portfolio True-Up

Portfolio Carrying Value at Signing $1,962(1)

Change in Portfolio Value from Signing to VWAP (5.0%)

VWAP Portfolio Carrying Value $1,863

Less: Portfolio Cost Basis (1,447)(2)

Pre-Tax Unrealized Gain $417

Less: Taxes at 35% (146)

After-Tax Unrealized Gain $271

Wesco Shares Outstanding 7.1

VWAP After-Tax Unrealized Gain per Share $38.07

Less: After-Tax Unrealized Gain at Signing ($47.02)

Per Share Change in Value of Portfolio ($8.95)

Price at Closing $353.45

% Change from Signing Price (2.5%)

(1) Carrying value based on closing share prices of the Company’s equity portfolio as of November 19, 2010. Includes value of Goldman Sachs Warrants based on NYU Damodaran model consistent with Berkshire methodology. However, for illustrative purposes only, the carrying value of the Goldman Sachs Warrants does not include Berkshire’s assumed 10% illiquidity discount applied as of 9/30/2010. Assumes warrant strike price of $115.00, maturity at 10/1/2013, volatility of 39.75%, risk-free rate of 0.63%, dividend yield of 0.97%, 43,478,260 warrants outstanding, 515,616,000 shares outstanding

(2)	Assumes cost basis is unchanged from 9/30/2010 4 Source: Company filings
4

Wesco Price at Closing

Sensitivity to Wesco Equity Portfolio Value

Sensitivity to Change in Value of Wesco Equity Portfolio

($ in millions, except per share data)

Change in Carrying Value of Portfolio	Carrying Value of Portfolio	After-Tax Unrealized Gain on Portfolio		True-Up Per Share	Price at Closing per Share	Change from Price at Signing
		Total	Per Share			
(25%)	$1,471	$16	$2.25	($44.77)	$317.63	(12.4%)
(20%)	$1,569	$80	$11.20	($35.82)	$326.58	(9.9%)
(15%)	$1,667	$144	$20.16	($26.86)	$335.54	(7.4%)
(10%)	$1,765	$207	$29.11	($17.91)	$344.49	(4.9%)
(5%)	$1,863	$271	$38.07	($8.95)	$353.45	(2.5%)
-	$1,962	$335	$47.02	-	$362.40	-
5%	$2,060	$399	$55.97	$8.95	$371.35	2.5%
10%	$2,158	$462	$64.93	$17.91	$380.31	4.9%
15%	$2,256	$526	$73.88	$26.86	$389.26	7.4%
20%	$2,354	$590	$82.84	$35.82	$398.22	9.9%
25%	$2,452	$654	$91.79	$44.77	$407.17	12.4%

(1) Carrying value based on closing share prices of the Company's equity portfolio as of November 19, 2010. Includes value of Goldman Sachs Warrants based on NYU Damodaran model consistent with Berkshire methodology. However, for illustrative purposes only, the carrying value of the Goldman Sachs Warrants does not include Berkshire's assumed 10% illiquidity discount applied as of 9/30/2010. Assumes warrant strike price of $115.00, maturity at 10/1/2013, volatility of 39.75%, risk-free rate of 0.63%, dividend yield of 0.97%, 43,478,260 warrants outstanding, 515,616,000 shares outstanding

Source: Company filings

Example Assumptions

For illustrative purposes only, Greenhill has made the following assumptions to help demonstrate the mechanics of the potential counterproposal

- **Price at Signing:** $362.40 *(Wesco's closing share price as of November 19, 2010)*
- **Portfolio Cost Basis:** $1,447 million *(as of September 30, 2010)*
- **Carrying Value of Portfolio at Signing:** $1,961.6 million *(based on closing share prices as of November 19, 2010)*[1]
- **After-Tax Unrealized Gain of Equity Portfolio at Signing:** $334.8 million or $47.02 per share *(based on assumed carrying value of portfolio at signing less cost basis as of September 30, 2010)*
- **Wesco Shares Outstanding:** 7.1 million *(as of September 30, 2010)*

Greenhill

5

Wesco Equity Portfolio

As of November 19, 2010

Equity Portfolio Composition


American Express 4.5%
Johnson & Johnson 0.5%
Coca Cola 25.0%
US Bancorp 13.4%
Kraft Foods 16.4%
Procter and Gamble 21.5%
Wells Fargo 18.7%

Total Fair Market Value : $1,856.1 million (5)

($ in millions, except per share amounts)

Stock	Closing Price as of 11/19/2010	Cost Basis	Carrying Value as of 11/19/2010(1)	Unrealized Gain (Loss) as of 11/19/2010	
				Pre-Tax	After-Tax(2)
Coca-Cola	$64.32	$40.8	$463.5	$422.7	$274.8
P&G	64.05	372.5	399.7	27.2	17.7
Wells Fargo	27.49	382.8	347.6	(35.2)	(22.9)
Kraft	30.44	325.8	304.4	(21.4)	(13.9)
us bancorp	24.87	266.9	248.7	(18.2)	(11.9)
American Express	42.75	18.1	83.1	65.0	42.2
Johnson & Johnson	63.83	8.9	9.2	0.3	0.2
Goldman Sachs (Warrants)	59.17(3) 166.67(4)	30.8	105.5	74.7	48.6
Total		**$1,446.5**	**$1,961.6**	**$515.0**	**$334.8**

(1) Assumes number of shares of each security held by Wesco is unchanged from 9/30/2010
(2) Assumes tax rate of 35.0%
(3) Warrant value based on NYU Damodaran model consistent with Berkshire methodology. However, for illustrative purposes only, the carrying value of the Goldman Sachs Warrants does not include Berkshire's assumed 10% illiquidity discount applied as of 9/30/2010. Assumes warrant strike price of $115.00, maturity at 10/1/2013, volatility of 39.75%, risk-free rate of 0.63%, dividend yield of 0.97%, 43,478,260 warrants outstanding, 515,616,000 shares outstanding
(4) Represents closing stock price of Goldman Sachs as of 11/19/2010
(5) Excludes Goldman Sachs warrants

Source: Capital IQ, Company management

Greenhill

6

Wesco Equity Portfolio

Performance and Market Statistics

Wesco Equity Portfolio [4]	
Average Quarterly Change Over	
Last Quarter	+4.9%
YTD	+0.6%
Since Crisis Bottom [2]	+1.9%
Last 5 Years	+0.7%
Last 7 Years	+1.0%

Share Price Performance[1]



81.5%
74.8%
77.3%
22.9%
8.2%
7.6%
38.7%
5.0%
(4.4%)
46.4%
12.4%
15.9%
YTD
Since Crisis Bottom (2)
Last 5 Years
Last 7 Years
Wesco Equity Portfolio
Berkshire Class B Shares
S&P 500

Trading and Market Statistics

($ in millions, except per share data)

Company	Price as of 11/19/10	Discount from 52-week High	Equity Value	Enterprise Value	Enterprise Value / CY2010E EBITDA	Price / CY2011E Earnings	CY2011E PEG Ratio(3)	Price Performance Last 1 Year	Price Performance Last 5 Years
Procter & Gamble	$64.05	1.5%	$183,865.7	$215,844.7	10.9x	15.3x	1.7x	3.6%	11.1%
Johnson & Johnson	63.83	3.3%	176,348.3	166,247.3	8.4x	12.8x	2.1x	2.4%	3.0%
Coca-Cola	64.32	0.0%	151,413.2	151,836.2	13.6x	16.8x	1.9x	11.9%	52.6%
Wells Fargo	27.49	18.9%	144,341.6	N.A.	N.A.	9.8x	1.0x	(1.4%)	(13.0%)
Goldman Sachs	166.67	9.9%	86,780.8	N.A.	N.A.	9.3x	1.2x	(2.0%)	25.9%
Kraft Foods	30.44	6.3%	53,286.7	81,135.7	10.1x	13.1x	1.5x	12.0%	3.6%
American Express	42.75	11.0%	51,636.7	N.A.	N.A.	11.4x	1.0x	4.4%	(16.0%)
U.S. Bancorp	24.87	12.5%	47,708.3	N.A.	N.A.	11.6x	1.8x	6.8%	(17.9%)
				Mean	**10.7x**	**12.5x**	**1.5x**	**4.7%**	**6.2%**
				Median	**10.5x**	**12.2x**	**1.6x**	**4.0%**	**3.3%**
S&P 500	$1,199.73	(2.1%)	N.A.	N.A.	N.A.	13.1x	N.A.	9.9%	(4.4%)

(1) Excludes Goldman Sachs warrants. As of 11/19/2010. Assumes composition of Wesco common equity portfolio for all time periods is equivalent to current composition
(2) Date of S&P 500 low during the financial crisis (3/9/2009)
(3) A PEG ratio is calculated as (i) the multiple of a firm's stock price to its forecasted earnings per share; divided by (ii) its estimated growth in earnings per share
(4) Average quarterly change based on fiscal quarter starting and ending closest to time period. Excludes Goldman Sachs warrants. Assumes composition of Wesco common equity portfolio for all time periods is equivalent to current composition

Source: FactSet, Capital IQ, Bloomberg

Greenhill

7

Wesco Equity Portfolio

Correlation with Berkshire B

The following R^2 statistics present the extent by which (i) movements in the prices of Wesco's equity portfolio are correlated to (ii) movements in the price of Berkshire's Class B shares

Values for R^2 range from 0% to 100%, where (i) 0% R^2 would indicate no correlation and (ii) 100% R^2 would indicate perfect correlation

R^2 Correlation between Wesco Equity Portfolio and Berkshire B Over Historical Periods(1)



11.6%
36.7%
49.0%
1-Year
5-Year
Since 2001

	1-Year	5-Year	Since 2001
R^2 for Wesco Shares to Berkshire Class B Shares	16.0%	13.5%	31.3%

Note: Assumes composition of Wesco common equity portfolio for all time periods is equivalent to current composition
(1) Chart displays R^2 over historical periods, which represents the proportion of variability in the data set that is accounted for by a linear regression. Period of analysis: 11/20/2001 through 11/19/2010; selected time period based on IPO of Kraft Foods in 2001. Excludes holdings of Goldman Sachs warrants
Source: Company management, Bloomberg, FactSet

Greenhill
8

Wesco Equity Portfolio

Goldman Sachs Warrants Value – Intrinsic Value vs. Black-Scholes Methodology

Analysis presents the difference between intrinsic value and Black-Scholes methodologies when calculating the value of the Goldman Sachs warrants

Illustrative Valuation Matrix for Goldman Sachs Warrants

	Goldman Sachs Stock		Impact to Wesco Price at Closing [2]			
	Increase (Decrease) vs. Current	Price	Intrinsic Value	Black-Scholes Value [1]	Difference (Intrinsic - BS)	Use of Intrinsic Value vs. Black-Scholes Methodology Represents:
	$ (30.00)	$ 136.67	$ (4.88)	$ (3.44)	$ (1.44)	Lower value to Wesco shareholders using intrinsic value
	(20.00)	146.67	(3.25)	(2.35)	(0.91)	
	(10.00)	156.67	(1.63)	(1.20)	(0.43)	
Current Price	-	166.67	-	-	-	
	10.00	176.67	1.63	1.24	0.38	Higher value to Wesco shareholders using intrinsic value
	20.00	186.67	3.25	2.53	0.73	
	30.00	196.67	4.88	3.84	1.04	

(1) Warrant value based on NYU Damodaran model consistent with Berkshire methodology. However, for illustrative purposes only, the carrying value of the Goldman Sachs Warrants does not include Berkshire's assumed 10% illiquidity discount applied as of 9/30/2010. Assumes warrant strike price of $115.00, maturity at 10/1/2013, volatility of 39.75%, risk-free rate of 0.63%, dividend yield of 0.97%, 43,478,260 warrants outstanding, 515,616,000 shares outstanding

(2) Assumes tax rate of 35.0%, cost basis in Goldman Sachs warrants of $30.8 million, 1,782,609 warrants held by Wesco, 7,119,807 outstanding Wesco shares

Greenhill | 9

Price at Closing Min / Max

Potential Structural Alternative to Include in Counterproposal

The Price at Signing is adjusted for the Portfolio True-Up to obtain the Price at Closing

A potential alternative to be considered is to have the Price at Closing subject to a minimum and maximum price per share

Example Assumptions

For illustrative purposes only, Greenhill has made the following assumptions to help demonstrate the mechanics of the potential counterproposal

- **Price at Signing:** $362.40 *(Wesco's closing share price as of November 19, 2010)*

Example

Change in Price per Share (%)	Change in Price per Share ($)	±10% Limit		±20% Limit		±30% Limit	
		Min: $326.16	Max: $398.64	Min: $289.92	Max: $434.88	Min: $253.68	Max: $471.12
		Closing Price per Share	% Change From Price at Signing	Closing Price per Share	% Change From Price at Signing	Closing Price per Share	% Change From Price at Signing
(25%)	($90.60)	$326.16	(10.0%)	$289.92	(20.0%)	$271.80	(25.0%)
(20%)	($72.48)	$326.16	(10.0%)	$289.92	(20.0%)	$289.92	(20.0%)
(15%)	($54.36)	$326.16	(10.0%)	$308.04	(15.0%)	$308.04	(15.0%)
(10%)	($36.24)	$326.16	(10.0%)	$326.16	(10.0%)	$326.16	(10.0%)
(5%)	($18.12)	$344.28	(5.0%)	$344.28	(5.0%)	$344.28	(5.0%)
-	-	$362.40	-	$362.40	-	$362.40	-
5%	$18.12	$380.52	5.0%	$380.52	5.0%	$380.52	5.0%
10%	$36.24	$398.64	10.0%	$398.64	10.0%	$398.64	10.0%
15%	$54.36	$398.64	10.0%	$416.76	15.0%	$416.76	15.0%
20%	$72.48	$398.64	10.0%	$434.88	20.0%	$434.88	20.0%
25%	$90.60	$398.64	10.0%	$434.88	20.0%	$453.00	25.0%

Equals Minimum   Equals Maximum

Greenhill

10

The change in Wesco’s book value reflects, in part, the change in value of the equity portfolio

Wesco Book Value

Quarter-over-Quarter Change

Quarter-over-Quarter Change In Wesco Book Value (1994 to Date)

Average Q/Q % Change Average Y/Y % Change

Period In Book Value In Book Value (2)

Since 1994 (1) 2.31% 10.35%

Last 5 Years 0.91% 3.93%

Last 3 Years 0.37% 2.23%

Last 4 Quarters 0.75% n.a.

6/30/10 to 9/30/10 3.13% n.a.

25.0% 20.0% 15.0% 10.0% 5.0% 0.0% (5.0%) (10.0%) (15.0%)

1994 1996 1998 2000 2002 2004 2006 2008 2010

(1)	Quarterly book value data is not available prior to 1994
(2)	Annual book value change through 2009. Data for Q4 2010 not yet available Source: SNL Financial

The number of shares of Berkshire B issued for each share of Wesco is calculated by:

Wesco Price at

Number of Closing

Berkshire B =

shares issued Berkshire B

per Wesco share VWAP

Fixed Price Illustration

Value Per Wesco Share

Value Per Wesco Share

# of Berkshire

Shares Received

# Berkshire Share Price

Berkshire

Shares Received

Berkshire B Exchange Ratio – Fixed Price

Contemplated by Berkshire Offer

Description

The number of shares of Berkshire B issued per Wesco share is equal to (a) the Price at Closing divided by (b) the Berkshire B VWAP

Observations

Often used in transactions that are categorized as acquisitions as opposed to mergers, i.e., where the target is significantly smaller than the acquiror Often structured with a collar

Wesco Pros & Cons

Value certainty If Berkshire stock price declines between signing and closing, Wesco stockholders receive more shares If Berkshire stock price increases between signing and closing, Wesco stockholders receive fewer shares

Berkshire

Pros & Cons

Contemplated by Berkshire Offer

Berkshire retains upside in its stock between signing and closing

Unclear at signing how many shares will be issued; accretion / dilution uncertainty at signing

Note that with a collar the cash option acts as a price floor thus providing Wesco stockholders with additional price protection

Berkshire B Collar Illustration

Value Per Wesco Share

Value Per Wesco Share

# of Berkshire

Shares Received

Fixed Exchange Ratio

Fixed Price

Fixed Exchange Ratio

#of Berkshire

Shares Received

Berkshire Share Price

Berkshire B Collar

Potential Structural Alternative to Include in Counterproposal

Description

Within the collar, Wesco stockholders receive a fixed price per share, while outside the collar, stockholders receive a fixed number of Berkshire shares

Fixes minimum and maximum number of Berkshire shares issued

Used in BNSF

Example

Each share of Wesco is exchanged for a number of Berkshire Class B shares equal to $X divided by the applicable Berkshire Class B price; however, if:

Berkshire Class B price is less than $L per share, each share of Wesco is exchanged for the maximum number of shares of Berkshire Class B under the collar

Berkshire Class B price is greater than $U per share, each share of Wesco is exchanged for the minimum number of shares of Berkshire Class B under the collar

Wesco Pros & Cons

Value certainty within the collar, but the number of Berkshire Class B shares fluctuates Participate in upside in Berkshire stock above the collar

Cash acts as a price floor, but with potential tax implications for certain shareholders

If Berkshire stock price decreases below the collar, Berkshire delivers less value to Wesco stockholders

Berkshire

Pros & Cons

Berkshire has been willing to use a collar, e.g. in BNSF

Certainty of minimum / maximum shares issued and resulting accretion / dilution

If Berkshire stock price increases above the collar, Berkshire delivers more value to Wesco stockholders

Berkshire B Collar (cont'd)

Potential Structural Alternative to Include in Counterproposal

A fixed price collar provides a minimum and maximum number of shares of Berkshire B issued per Wesco share

Example

- Collar set at ±20% of Berkshire B share price at signing ($80.77):
  - If the Berkshire B VWAP is less than $64.62 (i.e. $80.77 x 0.80), then each outstanding share of Wesco stock will be converted into 5.6 shares of Berkshire B; and
  - If the Berkshire B VWAP is greater than $96.92 (i.e. $80.77 x 1.20), then each outstanding share of Wesco stock will be converted into 3.7 shares of Berkshire B

	Stock Election				Cash Election
	Change in BRK.B Share Price	BRK.B Share Price	Number of BRK.B Shares per Wesco Share	Value of Shares	Value of Cash
Lower Limit	(25%)	$60.58	5.6	$339.75	$362.40
	(20%)	$64.62	5.6	$362.40	$362.40
	(15%)	$68.65	5.3	$362.40	$362.40
	(10%)	$72.69	5.0	$362.40	$362.40
	(5%)	$76.73	4.7	$362.40	$362.40
At Signing	**-**	**$80.77**	**4.5**	**$362.40**	**$362.40**
	5%	$84.81	4.3	$362.40	$362.40
	10%	$88.85	4.1	$362.40	$362.40
	15%	$92.89	3.9	$362.40	$362.40
Upper Limit	20%	$96.92	3.7	$362.40	$362.40
	25%	$100.96	3.7	$377.50	$362.40

At or Below Lower Limit

Price at Closing / Minimum Berkshire B VWAP = Number of Shares

($362.40 / $64.62 = 5.6 Shares)

Cash acts as a value floor

Within Collar

Price at Closing / Berkshire B VWAP = Number of Shares

At or Above Upper Limit

Price at Closing / Maximum Berkshire B VWAP = Number of Shares

($362.40 / $96.92 = 3.7 Shares)

Example Assumptions

For illustrative purposes only, Greenhill has made the following assumptions to help demonstrate the mechanics of the potential counterproposal

- **Price at Closing:** $362.40 *(Wesco's closing share price as of November 19, 2010; assumes no change in value of equity portfolio from signing to closing)*
- **Berkshire B Share Price at Signing:** $80.77 *(Berkshire B closing share price as of November 19, 2010)*
- **Collar Terms:** ±20% of Berkshire B share price

Greenhill

14

Example Assumptions

For illustrative purposes only, Greenhill has made the following assumptions to help demonstrate the mechanics of the potential counterproposal

Price at Signing: $362.40 (Wesco’s closing share price as of November 19, 2010)

BRK.B price at signing: $80.77

(BRK.B closing share price as of November 19, 2010)

Price at Closing Min / Max: ±10% of Price at Signing (Minimum: $326.16 / Maximum: $398.34)

Berkshire B Collar: ±20% of Berkshire B share price at signing (lower limit: $64.62 / upper limit: $96.92)

Legend

Berkshire B Collar Limits

Price at Closing Min / Max

Sensitivity Analysis

Price at Closing Min / Max and Berkshire B Collar

Value of Berkshire B Received per Wesco Share

Change in Berkshire Price Per Share (%)

Change in Wesco Price Per Share (%)

(20%)(15%)(10%)(5%) - 5% 10% 15% 20%

(40%) $244.62 $244.62 $244.62 $258.21 $271.80 $285.39 $298.98 $298.98 $298.98

(30%) $285.39 $285.39 $285.39 $301.25 $317.10 $332.96 $348.81 $348.81 $348.81

(20%) $326.16 $326.16 $326.16 $344.28 $362.40 $380.52 $398.64 $398.64 $398.64

(10%) $326.16 $326.16 $326.16 $344.28 $362.40 $380.52 $398.64 $398.64 $398.64

- $326.16 $326.16 $326.16 $344.28 $362.40 $380.52 $398.64 $398.64 $398.64

10% $326.16 $326.16 $326.16 $344.28 $362.40 $380.52 $398.64 $398.64 $398.64

20% $326.16 $326.16 $326.16 $344.28 $362.40 $380.52 $398.64 $398.64 $398.64

30% $353.34 $353.34 $353.34 $372.97 $392.60 $412.23 $431.86 $431.86 $431.86

40% $380.52 $380.52 $380.52 $401.66 $422.80 $443.94 $465.08 $465.08 $465.08

Cash Value

Greater than Share Value

Cash and Share Value

Equal

Cash Value Less than Share Value

Cash Value Greater than Share Value

Cash Value Less than Share Value

Equals Cash Value

VWAP is the share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg(1)

Illustrative Timeline

Potential Counterproposal

Illustrative Potential Counterproposal Timeline

Deadline for stockholders to elect cash or stock

Stockholders’ Meeting

2	Days

Closing

3	Days

Signing

Price at Signing agreed to

10-Day VWAP

Price at Signing adjusted for the Portfolio True-Up determined by a

10-day VWAP over the same period as the Berkshire B VWAP to obtain Price at Closing

Berkshire B VWAP determined over 10-day period ending 3 days prior to closing

Price at Closing divided by Berkshire B VWAP to determine number of shares of Berkshire B issued per Wesco share

Note: Timeline not drawn to scale (1) Language from BNSF proxy

On November 3, 2009, Berkshire Hathaway announced the $44 billion acquisition of the remaining 77.4% of BNSF that it did not already own for $100 per share in cash and stock

Berkshire Hathaway Acquisition of BNSF

Case Study

Note: BNSF was advised by Goldman Sachs and Evercore.

(1) Class B common stock was also issued in lieu of fractional shares of Class A common stock (2) Excludes shares of BNSF common stock owned by Berkshire and its subsidiaries, all of which were canceled without payment at the effective time of merger (3) Value of Class A and B shares based on VWAP calculation from Bloomberg per BNSF proxy (4) Berkshire Class A VWAP obtained from Bloomberg per BNSF proxy (5) Multiples based on BNSF Management 2011 Recovery Case Source: Company filings, Bloomberg

Transaction Overview

BRK.A Share Price Performance

Consideration Structure

Fixed price structure whereby BNSF stockholders elected to receive either (1) cash of $100/share or (2) a number of shares of Berkshire Hathaway Class A common stock(1) equal to $100/share Subject to proration to achieve ~60% cash / 40% stock Subject to a collar

— $100.00 per share if Class A trading value is equal to or between lower limit of $79,777.34 (-19.2%) and upper limit of $124,652.09 (+26.2%)

— Otherwise at fixed exchange ratio of 0.001253489x below the collar and 0.000802233x above the collar

— 10-day VWAP ending on the second full trading day prior to completion of the merger

Merger Results

Closed on February 12, 2010

Of the 264.5 million shares of BNSF common stock outstanding at the effective time, cash elections were made by 40.85%, stock elections were made by 43.36% and “no election” was made by 15.79%(2) Based on the election results and the merger agreement:

— Cash elections and “no election” received cash

— Stock elections received ~92.25% of the consideration in Berkshire stock and the remainder in cash

Transaction Consideration (3)

($ in bn)(%)

Cash $15.9 60%

Class A $9.0 34%

Class B $1.6 6%

Total $26.5 100%

Transaction Valuation(5)

($ in millions, except per share data)

Offer Price $100.00

1-Day Premium 32.8%

1-Week Premium 26.8%

1-Month Premium 26.8%

Equity Value $34,623

Net Debt / (Cash) $9,224

Enterprise Value $43,847

2009E 2010E 2011E

EV / Revenue 3.1x 3.1x 2.8x

EV / EBITDA 9.3x 9.3x 8.2x

P / E 21.2x 22.9x 18.8x

Price / Book Value (as of 9/30/09) 2.8x

$130,000 $120,000 $110,000 $100,000 $90,000 $80,000

11/2/09: Share Price 1-Day Prior to Announcement: $99,750

1/28/10 – 2/10/10:

VWAP Period Estimated VWAP: $111,537(4) Share price: 1/28/10: $111,000 2/10/10: $111,550 Min: $108,900 Max: $114,600

Oct-09 Nov-09 Nov-09 Dec-09 Dec-09 Jan-10 Jan-10 Feb-10